UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          November 19, 2004

The Dayton Power and Light Company

(Exact name of registrant as specified in its charter)

Ohio	1-2385	31-0258470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (937) 224-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c)

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement

On November 19, 2004, The Dayton Power and Light Company (the “Company”) entered into a $31 million Agreement with Pullman Power LLC (“Pullman”) for the materials, construction and erection of a 780 foot concrete chimney at its J. M. Stuart Generating Station (the “Station”) as a part of the Company’s installation of a flue gas desulfurization project at the Station.  Pullman will subsequently install four (4) fiberglass flues in this chimney covering each of the four generating units at the Station.  Construction of the chimney will be completed in 2005 and installation of the flues will be completed in 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dayton Power and Light Company
(Registrant)

Date	November 24, 2004	/s/ James V. Mahoney
James V. Mahoney
President and Chief Executive Officer